SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2009

American Greetings Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-13859	34-0065325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One American Road Cleveland, Ohio	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 252-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2009, American Greetings Corporation (“American Greetings”) amended its Amended and Restated Receivables Purchase Agreement, dated as of October 24, 2006, among AGC Funding Corporation, a Delaware corporation and wholly-owned, consolidated subsidiary of American Greetings, American Greetings, as Servicer, members of the various Purchaser Groups from time to time party thereto (the “Purchasers”), and PNC Bank, National Association, as Administrator and LC Bank (the “Agreement”). The amendment decreases the amount of available financing under the Agreement from $90 million to $80 million and allows certain receivables to be excluded from the program in connection with the exercise of rights under insurance and other products that may be obtained from time to time by American Greetings or other originators that are designed to mitigate credit risks associated with the collection of accounts receivable. The amendment also extends the Agreement for an additional three years; provided, however, that in addition to customary termination provisions, the Agreement will terminate upon the termination of the liquidity commitments obtained by the Purchasers from third party liquidity providers. Such commitments may be made available to the Purchasers for 364-day periods only, and there can be no assurances that the third party liquidity providers will renew or extend their commitments to the Purchasers in which case the Agreement will terminate and American Greetings will not receive the benefit of the entire three year term of the Agreement.

The foregoing description of the amendment to the Amended and Restated Receivables Purchase Agreement is qualified in its entirety by reference to the copy of the amendment attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On September 24, 2009, American Greetings issued a press release reporting its results for the quarter ended August 28, 2009. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit	Description
Exhibit 10.1	Fourth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of September 23, 2009, among AGC Funding Corporation, American Greetings Corporation, in its capacity as Servicer, PNC Bank, National Association, in its individual capacity, as purchaser agent for Market Street Funding LLC, as Administrator for each Purchaser Group and as issuer of Letters of Credit, and Market Street Funding LLC, as a Conduit Purchaser and as a Related Committed Purchaser.

Exhibit 99.1	Press Release - reporting results for the quarter ended August 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Greetings Corporation
(Registrant)

By:	/s/ Joseph B. Cipollone
Joseph B. Cipollone, Vice President,
Corporate Controller and Chief Accounting Officer

Date: September 24, 2009

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